Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated February 13, 1998, except for Note 9, as to which the date is March 12, 1998, which appears on page F-2 of the Company's Form 10-KSB, relating to the financial statements of Mercury Waste Solutions, Inc. for the years ended December 31, 1997 and 1996.


                                            MCGLADREY & PULLEN, LLP


Minneapolis, Minnesota
July 9, 1998